AMENDMENT NO. 1
TO
AFFILIATE STOCK PURCHASE AGREEMENT

This Amendment No. 1 (this "Amendment") to that certain Affiliate Stock Purchase Agreement (the "Agreement") dated the 1st day of June, 2013, by and between by and between David Schwartz (the "Seller") and Great East Energy, Inc., an entity duly formed and existing under the laws of Nevada (the "Purchaser"), is made this 15th day of July, 2013, by and between Seller and Purchaser (collectively, the "Parties").

RECITALS

WHEREAS, the Parties still desire to complete the transactions contemplated by the Agreement with respect to Epsilon Corp.; and

WHEREAS, the Parties wish to further amend the Agreement, as set forth herein.

NOW THEREFORE, in consideration of covenants and agreements contained herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties agree as follows:

1. Definitions. All defined terms used herein shall have the meaning assigned to them in the Agreement unless otherwise defined herein, and all of the terms of the Agreement shall continue to apply unless as amended hereby.

2. Amendment to the Agreement. The Parties agree that $40,000 held in trust with Law Offices of Thomas E. Puzzo, PLLC, may be released to the Seller, and that closing contemplated by the Parties with respect to Epsilon Corp. shall be extended to July 31, 2013.

3. Continuing Effect of the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, representations, warranties, covenants, rights or remedies set forth in the Agreement, except as specifically set forth herein.

4. Counterparts. This Amendment may be executed in several counterparts and by facsimile or scanned e-mail attachment, and each such counterpart, facsimile or scanned e-mail attachment so executed shall constitute one and the same Amendment.

5. Effective Date. This Amendment has been executed by the Parties hereto as of the day and year first written.

6. Entire Agreement. The Agreement and this Amendment No. 1 contain all of the terms and conditions agreed upon by the Parties relating to the subject matter of the Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the Parties, whether oral or written, respecting that subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:	**PURCHASER:**
Name: David Schwartz	Name: